UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2005

Motorola, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zip code)

(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     The Compensation and Leadership Committee (“Compensation Committee”) of the Motorola, Inc. (“Motorola”) Board of Directors approved on March 28, 2005, the Motorola Long Range Incentive Plan (LRIP) of 2005 (“LRIP”) which is effective as of January 1, 2005. The LRIP is filed with this report as Exhibit 10.43. Below is a summary of the LRIP, which is qualified in its entirety by reference to the full text of the LRIP.

     The LRIP has been established to encourage outstanding individuals to serve as officers of Motorola or a Subsidiary (as defined under LRIP) and to furnish those officers maximum incentive to improve operations and increase profits. The LRIP is based on successive multi-year performance cycles. The first cycle which covers a three-year performance period commenced January 1, 2005. The LRIP is being implemented pursuant to the terms and conditions of the Motorola Omnibus Incentive Plan of 2003 (“2003 Plan”).

     Corporate, Senior and Executive Vice Presidents and other officers recommended by the Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the LRIP. The Chief Executive Officer and the Chief Operating Officer (if any) may also be eligible to participate as approved by the Compensation Committee.

     A participant’s target award is established at the commencement of a performance period based on a percentage of the participant’s base pay in effect at that time. A participant’s maximum earned award will be two times his or her target award. The award earned will be based on the achievement of stated performance goals relating to cumulative improvement in economic profit and cumulative sales growth during each performance period. Performance measures may apply to performance in each year in the performance cycle, to cumulative performance during the entire performance cycle, or a combination of both. Awards may be subject to partial forfeiture if Motorola’s total shareholder return for the entire performance cycle does not exceed the median total shareholder return for the performance cycle for a defined comparator group. Awards will be calculated after the close of each performance cycle on which the awards are based. All earned awards will be paid in shares of Motorola common stock as soon as administratively practicable following the close of a performance period. The Motorola shares will be issued under the 2003 Plan or such other shareholder approved Motorola equity-based incentive plan, as designated by the Committee.

Item 9.01. Financial Statements and Exhibits.

(c) The following is filed as an Exhibit to this Report.

Exhibit No.	Document
10.43	Motorola Long Range Incentive Plan (LRIP) of 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: April 18, 2005	By: /s/ Ruth A. Fattori

Ruth A. Fattori
Executive Vice President,
Human Resources

EXHIBIT INDEX

EXHIBIT No.	DOCUMENT
10.43	Motorola Long Range Incentive Plan (LRIP) of 2005